EXHIBIT 99.3

AMENDMENT NO. 15 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 15 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 15”), dated July 27, 2005, by and between Pemstar Inc., a Minnesota corporation (as surviving corporation of the merger with Turtle Mountain Corporation, “Borrower”), and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Borrower and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made, and may make, loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated April 25, 2003, by and among Borrower, Gentlelife, Inc. (formerly a California corporation, such corporation having since been dissolved), Agent, Documentation Agent and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated April 25, 2003, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 2003, Amendment No. 3 to Loan and Security Agreement, dated as of July 10, 2003, Amendment No. 4 to Loan and Security Agreement, dated as of January 5, 2004, Amendment No. 5 to Loan and Security Agreement, dated as of January 6, 2004, Amendment No. 6 to Loan and Security Agreement, dated as of January 6, 2004, Amendment No. 7 to Loan and Security Agreement, dated as of April 12, 2004, Amendment No. 8 to Loan and Security Agreement, dated June 4, 2004, Amendment No. 9 to Loan and Security Agreement, dated September 20, 2004, Amendment No. 10 to Loan and Security Agreement, dated October 1, 2004, Amendment No. 11 to Loan and Security Agreement, dated as of December 31, 2004, Amendment No. 12 to Loan and Security Agreement, dated March 24, 2005, Amendment No. 13 to Loan and Security Agreement, dated as of June 27, 2005 and Amendment No. 14 to Loan and Security Agreement, dated as of July 25, 2005 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the “Financing Agreements”);

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements;

WHEREAS, Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 15, Agent, Lenders, and Borrower desire and intend to evidence such consent and amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Amendment to Definitions.

(i) The definition of “Applicable Margin” set forth in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with:

“‘Applicable Margin’” shall mean one (1%) percent as to the interest rate for Prime Rate Loans and three (3%) percent as to the interest for Eurodollar Rate Loans.”

(ii) The definition of “Eligible Accounts” set forth in the Loan Agreement is hereby amended by deleting Section 1.29(m) in its entirety and replacing it with:

“(m) the aggregate amount of such Accounts owing by a single account debtor (other than Chiptronics, ONE, Computer Sciences Corporation, General Dynamics, Inc., Applied Materials, Inc. and IBM Corporation) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts and the aggregate amount of such Accounts owing by Chiptronics do not constitute more than the percentage set forth in Section 1.29(n) below of all otherwise Eligible Accounts, and the aggregate amount of such Accounts owing by Computer Sciences Corporation and General Dynamics, Inc. do not exceed more than fifteen (15%) percent of all otherwise Eligible Accounts, and the aggregate amount of such Accounts owing by Applied Materials, Inc. do not exceed more than twenty (20%) percent of all otherwise Eligible Accounts, and the aggregate amount of such Accounts owing by IBM Corporation plus such Accounts owing by ONE do not exceed more than fifty (50%) percent of all otherwise Eligible Accounts (but in each case the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);”

(iii) The definition of “Maximum Credit” set forth in the Loan Agreement is hereby amended by deleting “$90,000,000” from such Section and replacing with “$50,000,000.”

(b) Interpretation. For purposes of this Amendment No. 15, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Inventory Loan Limit. Section 2.1(b)(iii) of the Loan Agreement is hereby amended by deleting “$20,000,000” from such Section and replacing with “$10,000,000.”

3. Minimum EBIDTA. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a) The EBITDA of Parent and its Subsidiaries (on a consolidated basis) for each period set forth on Amended Schedule 9.17(a) to Amendment No. 15, shall be not less than the amount for such period set forth on such schedule.

(b) The EBITDA of Parent and its Subsidiaries other than the Foreign Subsidiaries (on a consolidated basis) for each period set forth on Amended Schedule 9.17(b) to Amendment No. 15, shall be not less than the amount for such period set forth on such schedule.”

4. Term. Section 13.1(a) of the Loan Agreement is hereby amended by deleting “four (4)” from such Section and replacing it with “seven (7)”.

5. Early Termination Fee. Section 13.1(c) of the Loan Agreement is hereby amended by deleting “fourth” from such Section and replacing with “seventh”.

6. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrower shall pay to Agent for the account of Lenders (in accordance with the arrangements among Lenders with respect to such fees), an amendment fee in the amount of $250,000, which fee shall be fully earned as of the date hereof and due and payable as follows: (a) $125,000 on the date hereof and (b) $125,000 on January 31, 2006. Such amendment fee may be charged to any loan account of Borrower.

7. Additional Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

(a) This Amendment No. 15 has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(b) After giving effect to the provisions of this Amendment No. 15, no Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 15.

8. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to:

(a) the receipt by Agent of this Amendment No. 15 duly authorized, executed and delivered by the parties hereto; and

(b) the receipt by Agent of the approval of Required Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 15.

9. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 15 or with respect to the subject matter of this Amendment No. 15. To the extent of conflict between the terms of this Amendment No. 15 and the other Financing Agreements, the terms of this Amendment No. 15 shall control. The Loan Agreement and this Amendment No. 15 shall be read and construed as one agreement.

10. Governing Law. The validity, interpretation and enforcement of this Amendment No. 15 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

11. Binding Effect. This Amendment No. 15 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 15.

13. Counterparts. This Amendment No. 15 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 15, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 15 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 15. Any party delivering an executed counterpart of this Amendment No. 15 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 15, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 15 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 15 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), formerly known as Congress Financial Corporation (Central), as Agent

By:	/s/ Brian Hynds
Title:	Vice President

PEMSTAR INC.

By:	/s/ Greg S. Lea
Title:	CFO